Exhibit 10.8
NEW CENTURY TRANSPORTATION, INC.
2006 STOCK INCENTIVE PLAN
     New Century Transportation, Inc., a Delaware corporation, wishes to attract employees to the Company, to induce employees to remain with the Company, to encourage them to increase their efforts to make the Company’s business more successful and to enhance equity holder value. In furtherance thereof; the New Century Transportation, Inc. 2006 Stock Incentive Plan is designed to provide employees of the Company non-qualified options to acquire Common Stock of the Company and restricted shares of the Common Stock of the Company.
ARTICLE I.
DEFINITIONS.
     Whenever used herein and unless otherwise provided in the Holder’s Award Agreement, the following terms shall have the meanings set forth below:
     1.1. “Approved Sale” shall have the meaning given such term in the Securities Holders Agreement.
     1.2. “Award” means a grant of Options or Restricted Stock, or any combination thereof, under the Plan.
     1.3. “Award Agreement” means the written agreement in the form approved by the Board and evidencing the grant of an Award, which agreement shall conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Board shall deem advisable.
     1.4. “Board” means the Board of Directors of the Company. Following the date upon which the Common Stock of the Company becomes publicly traded so as to render the Company subject to section 162(m) of the Code, the “Board” shall mean a committee of the Board composed of two or more directors each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the 1934 Act and an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.
     1.5. “Cause” shall have the meaning given such term in the Securities Holders Agreement.
     1.6. “Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.
     1.7. “Code” means the Internal Revenue Code of 1986, as amended.
     1.8. “Company” means New Century Transportation, Inc., a Delaware corporation.
     1.9. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     1.10. “Exercise Price” means the price per share at which a share of Common Stock may be purchased upon exercise of an Option, as it may be adjusted under Section 12.1 of the Plan.
     1.11. “Fair Market Value” shall have the meaning given such term in the Securities Holders Agreement.
     1.12. “Holder” means any employee of the Company or a Subsidiary to whom an Award is made and who holds any unexpired Options and/or any Restricted Stock on which the Restricted Period has not lapsed. Holder includes the Successors of the Holder, if the context requires.
     1.13. “Option” means the right to purchase, at the price and for the term fixed by the Board in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of shares of Common Stock determined by the Board.
     1.14. “Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
     1.15. “Plan” means this New Century Transportation, Inc. 2006 Stock Incentive Plan, as amended from time to time.
     1.16. “Restricted Period” means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.
     1.17. “Restricted Stock” means Common Stock granted by the Company to an employee, in accordance with the Plan and the Special Stock Agreement.
     1.18. “Securities Act” means the Securities Act of 1933, as amended.
     1.19. “Securities Holders Agreement” means the Securities Holders Agreement by and among New Century Transportation, Inc., NCT Acquisition LLC and the other investors named therein, dated as of June ___, 2006, as amended from time to time.
     1.20. “Share” means one share of Common Stock.
     1.21. “Special Stock Agreement” means the Special Stock Agreement, dated June ___, 2006 by and among the Company, on the one hand, and each of Harry Muhlschlegel, Brian Fitzpatrick, Jim Molinari, Jerry Shields and Dave Russell, on the other hand.
     1.22. “Subsidiary” of any Person (with respect to such Subsidiary, the “parent”) means any other Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such parent, or by one or more other Subsidiaries of such parent, or by such parent and one or more of its other Subsidiaries.
     1.23. “Successor of the Holder” means: (i) the legal representative of the estate of a deceased Holder or the person, (ii) persons who shall acquire the right to an Award or to exercise an Option by bequest or inheritance or other transfer or by reason of the death of the Holder or (iii) persons who shall acquire the right to an Award or to exercise an Option on behalf of the Holder as the result of a determination by a court or other governmental agency of the incapacity of the Holder.
     1.24. “Termination of Service” means a Holder’s termination of employment or other service, as applicable, with the Company and its Subsidiaries for any reason, including death, disability, termination by the Company with or without Cause and resignation by the Holder.
ARTICLE II.
EFFECTIVE DATE AND TERMINATION OF PLAN.
     2.1. “Effective Date” of this Plan is June ___, 2006. The Plan shall terminate five years after its Effective Date and no Award shall be granted hereunder on or after, the fifth anniversary of the Effective Date of the Plan; provided, however, that the Board may at any time prior to that date terminate the Plan.
ARTICLE III.
ADMINISTRATION OF PLAN.
     3.1. The Plan shall be administered by the Board, who shall have full responsibility and authority to administer the Plan. The Board shall have full authority to determine to whom Awards will be granted, the type and amount of Awards to be granted, the terms and conditions of Awards granted under the Plan and the terms of Award Agreements to be entered into with Holders.
     3.2. An Award Agreement shall contain such terms, provisions and conditions not inconsistent herewith as determined by the Board. The Holder shall take whatever additional actions and execute whatever additional documents the Board may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of the Plan and the Award Agreement.
ARTICLE IV.
ELIGIBILITY.
     4.1. Any employee of the Company or a Subsidiary who is designated by the Board as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

ARTICLE V.
SHARES SUBJECT TO THE PLAN.
     5.1. Subject to adjustments as provided in Section 12.1, as of the effective date of the Plan, the maximum number of Common Stock available for grant under the Plan as Options shall be 3200, of which no more than 640 Options may be issued to any one Person in any one year. Subject to adjustments as provided in Section 12.1, as of the effective date of the Plan, the maximum number of shares that may be award as Restricted Stock shall be 11,471. Any Common Stock that have been reserved for issue upon exercise of Options that are later forfeited or for any other reason are not subject to being issued under the Plan may again be made the subject of Awards under the Plan. Shares of Restricted Stock that do not vest shall be treated in the manner set forth in the Special Stock Agreement.
     5.2. Securities Holders Agreement: Upon grant of an Award under the Plan, the Holder and any Successor of the Holder agrees to be bound by the Securities Holders Agreement and to execute a Joinder to the Securities Holders Agreement in the form attached thereto. Without limiting the generality of the foregoing, each Holder agrees to any transfer restrictions, repurchase rights and obligations delineated in the Securities Holders Agreement. Additionally, any amendment to the Securities Holders Agreement that effects a provision contained herein shall be deemed to be an amendment to the Plan.
     5.3. The certificates (if any) for Common Stock issued hereunder may include any legend which the Board deems appropriate to reflect any restrictions on transfer hereunder, under the Securities Holders Agreement or under the Award Agreement, or as the Board may otherwise deem appropriate.
ARTICLE VI.
OPTIONS.
     6.1. Grant of Option. Subject to the other terms of the Plan, the Board shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those eligible employees of the Company and its Subsidiaries to whom Options are to be granted subject to Section 4.1 hereof, and the number of shares of Common Stock to be covered under any Award Agreement granted to each such employee, considering the position and responsibilities of the employee, the nature and value to the Company of the employee’s present and potential contribution to the success of the Company whether directly or through a Subsidiary and such other factors as the Board may deem relevant; (ii) determine the time or times when and the manner and conditions under which each Option shall be exercisable and the duration of the exercise period; and (iii) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.
     6.2. Option Price. The Exercise Price for Options shall be determined by the Board in its sole discretion and shall be reflected in the Award Agreement but shall in no event be less than the Fair Market Value of a share of the underlying Common Stock on the date the Option is granted.

     6.3. Terms of Options. Unless otherwise specified in the Award Agreement, the term of each Option shall be seven years from the date of grant. Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the day after the last day of its term. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder, in the Securities Holders Agreement or under the Award Agreement.
     6.4. Vesting and Exercisability. Each Option, to the extent that the Holder has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall vest according to the schedule set forth in the Award Agreement. No Option shall become exercisable until such Option becomes vested.
     6.5. Termination of Service. A Holder’s Option shall immediately terminate and be cancelled upon Termination of Service of such Holder, except as otherwise provided herein or in the Award Agreement with such Holder.
     6.6. Notice of Exercise.
          (a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Exercise Price made, by a Holder only by written notice (in the form prescribed by the Board) to the Company specifying the number of Common Stock to be purchased.
          (b) Without limiting the scope of the Board’s discretion hereunder, the Board may impose such other reasonable restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.
     6.7. Form of Payment.
          (a) The aggregate Exercise Price shall be paid in full upon the exercise of the Option. The form of this payment to the Company must be made in cash or by a certified or bank cashier’s check made payable to the Company.
          (b) Notwithstanding the foregoing, in lieu of exercising an Option for cash, the Holder, with the Board’s consent, which will not be unreasonably withheld, may elect to receive a number of shares of Common Stock equal to “A” divided by “B.” “A” equals the number of shares of Common Stock with respect to which such Option is exercised multiplied by the excess of the then Fair Market Value of one share of Common Stock at such time over the then Exercise Price per Share, and “B” equals the Fair Market Value of one Share at such time.
ARTICLE VII.
RESTRICTED STOCK.
     7.1. Grant of Restricted Stock. With respect to any Award of Restricted Stock, the Board shall, in accordance with the terms of the Special Stock Agreement, specify (i) the number of shares of Common Stock subject to the Restricted Stock Award, (ii) the Restriction Period applicable to the Restricted Stock, and (iii) the events that will give rise to a forfeiture of the Restricted Stock.

     7.2. Dividend and Voting Rights. Unless otherwise determined by the Board, during the Restriction Period, the Participant shall not have all of the rights of a stockholder, including the right to vote the shares of Restricted Stock nor receive dividends and other distributions.
ARTICLE VIII.
NONTRANSFERABILITY OF AWARD.
     8.1. Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime (except for those reasons described in Section 1.22(iii)), and any attempt to do so shall be void and the relevant Award shall be forfeited. Any Successor of the Holder shall, in all cases, be subject to the provisions of the Award Agreement and the Securities Holders Agreement between the Company and the Holder. Notwithstanding the generality of the foregoing, the Board may (but need not) permit other transfers of Awards where the Board concludes that such transferability does not result in accelerated U.S. federal income taxation and is otherwise appropriate and desirable.
ARTICLE IX.
TAX WITHHOLDING.
     9.1. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Board to be required by law. Without limiting the generality of the foregoing, the Board may, in its discretion, require an Holder to pay to the Company at such time as the Board determines the amount that the Board deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of the vesting or exercise of any Award.
ARTICLE X.
REGULATIONS AND APPROVALS.
     10.1. The obligation of the Company to issue Common Stock with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.
     10.2. Without in any manner limiting the Board’s authority as set forth in Section 11.1, the Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.
     10.3. Each grant of Awards is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Awards, no issuance of Common Stock shall be made in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Board.

     10.4. In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required under the Securities Act, and the Board may require any individual receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that such Common Stock will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.
ARTICLE XI.
INTERPRETATION AND AMENDMENTS, OTHER RULES.
     11.1. The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing and subject to the other terms of the Plan, the Board may (i) at the time of grant, determine the extent, if any, to which Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder or under the Award Agreement, the Board, with respect to any grant, may exercise its discretion hereunder at the time of the grant or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect an Holder with respect to an Award previously granted without the Holder’s consent, unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment (other than an amendment contingent on shareholder approval) in the Plan that would, if such amendment were not approved by a majority of the Company’s stockholders, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the Company’s stockholders is obtained.
ARTICLE XII.
CHANGES IN CAPITAL STRUCTURE; CERTAIN CORPORATE TRANSACTIONS.
     12.1. Changes in Capital Structure. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of units, shares or other securities, merger, consolidation or any other change in the structure of the Company affecting the Common Stock or any other event which in the judgment of the Board necessitates action by way of adjusting the terms of the outstanding Awards or the Shares, then the Board, in its full discretion, shall make appropriate adjustment in the number and kind of shares authorized for use under the Plan and any adjustments to outstanding Awards as it determines appropriate. The adjustments to outstanding Awards shall include, but not be limited to, the number of Common Stock covered, the respective prices and/or limitations applicable to the outstanding Awards. No fractional Shares shall be issued pursuant to such an adjustment.

The Fair Market Value of any fractional Shares resulting from adjustments pursuant to this Section 12.1 shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Board pursuant to this Section 12.1 shall be conclusive.
     12.2. Certain Corporate Transactions. In the event (1) the Company is consolidated with or otherwise combined with or acquired by a person or entity, (2) of a merger of the Company with or into another corporation, (3) of the sale of all or substantially all of the assets of the Company on a consolidated basis (4) of a divisive reorganization, liquidation or partial liquidation of the Company, or (5) of an Approved Sale, unless otherwise provided in an Award Agreement and subject to the rights and provisions set forth in the Special Stock Agreement, the Board, at its election may take any of the following actions with respect to an outstanding Award:
          (a) accelerate the vesting of such Award and terminate the Award immediately prior to the date of any such transaction, provided that with respect to Options the Holder shall have been given at least twenty (20) days written notice of such transaction and of the Board’s intention to cancel any Options that remain unexercised;
          (b) terminate the Award immediately prior to the date of any such transaction, provided that with respect to Options, the Holder shall have been given at least twenty (20) days written notice of such transaction and of the Board’s intention to cancel any Options that remain unexercised;
          (c) cancel any Options that remain unexercised in exchange for a payment in cash of an amount equal to the excess of the Fair Market Value of the Common Stock over the Exercise Price for such Option. If the Fair Market Value of the Common Stock subject to the Option is less than the Option’s Exercise Price, the Award shall be canceled with no further payment due the Holder;
          (d) require that the Award be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent Fair Market Value be substituted for such Award; or
          (e) take such other action as the Board shall determine to be reasonable under the circumstances to permit the Holder to realize the Fair Market Value of the Award.
     The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Board in its sole discretion. Any adjustment may provide for the elimination of fractional Common Stock. In taking any action described above, the Board may in its discretion determine that the value of a Award equals the excess of the fair market value of the consideration to be received in the merger, consolidation, combination, sale, reorganization, liquidation or Approved Sale had the Award been exercised with respect to such Common Stock immediately prior thereto, over the Award exercise price of such Award, or such lesser amount as the Board may determine, including, in the case of an unvested Award, or portion thereof, determining a value of zero.

     12.3. Board Authority.
          The judgment of the Board with respect to any matter referred to in this Section 12 shall be conclusive and binding upon each Holder without the need for any amendment to the Plan.
ARTICLE XIII.
MISCELLANEOUS.
     13.1. No Rights to Employment or Other Service. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.
     13.2. No Fiduciary Relationship. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Board, on the one hand, and the Holder, the Company, its Subsidiaries or any other person or entity, on the other.
     13.3. Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Holder, shall be delivered personally, sent by facsimile transmission or mailed to the Holder at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 13.3.
     13.4. Exculpation and Indemnification. The Company shall indemnify and hold harmless the members of the Board, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.
     13.5. Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
     13.6. Governing Law. THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, on behalf of New Century Transportation, Inc. and pursuant to the direction of the Board, the undersigned hereby adopts the Plan as set forth herein.

NEW CENTURY TRANSPORTATION, INC.
By:
Name:
Title: